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                                                                    EXHIBIT 21.1



                            HORSESHOE GAMING, L.L.C.
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 1998


SUBSIDIARY                                                STATE OF INCORPORATION

Horseshoe GP, Inc. (1)                                           Nevada
        New Gaming Capital Partnership (2)                       Nevada
           Horseshoe Entertainment L.P.                          Louisiana
              Bossier City Land Corporation (3)                  Louisiana
        Robinson Property Group, Limited Partnership             Mississippi
Horseshoe Ventures (4)                                           Nevada
Red Oak Insurance Company Ltd. (5)                               Barbados



(1) 100% owned by Horseshoe Gaming, L.L.C. and is the 1% General Partner of both New Gaming Capital Partnership and Robinson Property Group Limited Partnership.

(2) New Gaming Capital Partnership is the 89% General Partner and a 2.92% Limited Partner of Horseshoe Entertainment L.P.

(3)  Bossier City Land Corporation is 100% owned by Horseshoe Entertainment.

(4)  Horseshoe Ventures is owned 50% by Horseshoe Gaming, L.L.C.

(5)  Red Oak Insurance Company Ltd is owned 100% by Horseshoe Gaming, L.L.C.